EXHIBIT 10.19

               EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

          This Distributorship Agreement (the "Agreement") is entered into this 28 day of May, 1998, and is effective May 28, 1998 (the "Effective Date"), between CASINOVATIONS INCORPORATED, a Washington Corporation, Unites States of America, having its registered address at 5240 S. Eastern Avenue, Las Vegas, Nevada 89119, USA ("Manufacturer") and Gaming 2000 LLC, Inc., a Nevada corporation, having its registered address at 3237 Tompkins Avenue, Las Vegas, Nevada 89103 ("Distributor").

          THE PARTIES RECITE:

          A. Manufacturer develops, manufactures, and sells various types of casino equipment for lawful markets worldwide;

          B. Distributor desires to obtain the exclusive distributorship for the Manufacturer's products for sale in a limited territory; and

          C. The parties desire to enter into this agreement to establish the terms and conditions of their distributor relationship.

          NOW THEREFORE, it is agreed between the parties as follows:

                            ARTICLE 1

         DISTRIBUTOR APPOINTMENT, PRODUCTS AND TERRITORY

          1.01.    APPOINTMENT AND PRODUCTS.  Manufacturer
hereby appoints the Distributor, upon the terms and conditions of this Agreement, exclusive rights to market and sell its Products in the Territory defined herein. For purposes herein, the term "Products" shall be defined as those products listed on Schedule 1, attached hereto and incorporated herein by reference.

          1.02 TERRITORY. The exclusive distributorship provided by this Agreement shall be limited to the Territory described in
Schedule 2, attached hereto and incorporated herein by reference.

          1.03 EXCLUSIVE. The Manufacturer agrees not to sell its Products in the Territory except as authorized herein. The
Distributor further agrees not to solicit, accept orders for or sell or deliver outside the Territory the Products.

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                            ARTICLE 2

           DEVELOPMENT OF TERRITORY, SALES AND SERVICE

          2.01 BEST EFFORTS. Distributor hereby accepts such appointment and agrees at its own expense to devote its best efforts to promote the distribution and sale of the Products in the Territory to its maximum potential.

          2.02 ADVERTISING. From time to time special promotion measures may be taken by either party such as magazine advertisements, exhibitions, or other marketing tools. For the protection of the Manufacturers good will, the Distributor shall not use any advertising or promotional materials unless such materials are supplied by the Manufacturer or are approved in writing by the Manufacturer. Expenses of joint sales promotions shall be borne on a percentage basis by both the Manufacturer and Distributor, to a maximum amount of US $5,000.00 each per annum, and will require prior written approval by both parties. The percentage each party will contribute is based on the percent each party receives from the revenues collected on the sale or lease of the Products.

          2.03 TRAINING. Manufacturer agrees to provide technical training to Distributor's staff and/or customers at Distributor's facility in Nevada without compensation. Distributor or Distributor's customers shall bear round trip airfare costs to said facility. Manufacturer will provide reasonable accommodation and meals for Distributor's technician(s) to be dispatched in this regard.

                            ARTICLE 3

                            WARRANTY

          3.01 WARRANTY. The Manufacturer warrants that each of the Products are free from defects in workmanship. This warranty is voided upon any misuse of the Product, unauthorized repairs or alterations of the Product, or abuse or negligent acts of the licensee or user. This warranty is limited to the repair or replacement of the Product and not for any consequential damages or loss of use. This warranty is limited to twelve months after delivery to the customer, when purchased. This warranty has no limit when Product is leased by the customer.

          3.02 LIMITATIONS. THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED AND OTHER
OBLIGATIONS OR LIABILITIES ON THE PART OF THE MANUFACTURER AND IN NO EVENT SHALL THE MANUFACTURER BE LIABLE TO THE DISTRIBUTOR FOR SPECIAL OR CONSEQUENTIAL DAMAGES BEYOND THOSE DAMAGES EXPRESSLY PROVIDED HEREIN.

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          3.03     EXERCISE OF WARRANTY.  The Distributor shall
notify the Manufacturer in writing and within fifteen (15) days from the discovery of any defect in the Products subject to the warranty. Upon notice, the Manufacturer shall notify the Distributor within two business (2) days of whether the Manufacturer deems the defect to be covered by this Warranty, and repair or replace within five (5) business days after receipt of defective Product if covered by this Warranty.

          3.04 SPARE PARTS. Together with the first shipment of the Products after the execution of this Agreement, Manufacturer will provide Distributor with an appropriate number of spare parts at no cost, so that Distributor may supply the same to its customers in the Territories. For additional terms and conditions of the supply spare parts such as quantity, prices, payment term shall be negotiated within a reasonable period of time after the effective date of this Agreement. Manufacturer agrees that the price of spare parts shall allow for reasonable mark-up by Distributor consistent with other discounts on Manufacturer's Products. For products leased by the customer, Manufacturer will provide spare parts at no cost to Distributor or customer.

          3.05     INVENTORY.     Distributor may keep all faulty
parts replaced and maintain updated proper stock records and provide them to Manufacturer, if it so desires, so as to keep adequate stock level of spare parts.

                            ARTICLE 4

                   PAYMENT, PRICE AND DELIVERY

          4.01     PRICE.

                   (a)  The  minimum  monthly  lease  rate
                        to the end user of the product shall be $550
                        USD per set, as described in Schedule 1, plus a one time equipment fee of $500 USD. The equipment fee may be waived only with prior written consent of the Manufacturer. The distribution of the lease payment shall be set forth in Schedule 3.

                   (b) The equipment charge is due to Manufacturer at the time the product is placed.

                   (c)  Lease payments from the customer paid to
                        the Distributor will be due to Manufacturer
                        on the 20th day of the month following receipt of payment from end user. The lease payment is net before any applicable sales, use, Gaming
                        Income  taxes.   The  Distributor  has the
                        responsibility to report and collect all related taxes.

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          4.02     DELIVERY.  All Products shall be delivered FOB Las
Vegas, Nevada, as the term is defined in the Uniform Commercial
Code, NRS Section 1.04, et. seq. Passage of title to the goods and risk of loss shall pass to the Distributor upon receipt from the carrier by the Manufacturer from its Distribution Center in Las
Vegas, Nevada.

          4.03 CREDIT. the Manufacturer reserves the right to delay any delivery or shipment if it determines that the Distributor's credit or ability to pay for the Product is materially impaired.

                            ARTICLE 5

                       ORDER AND SHIPMENT

          5.01 ORDERS. All purchase orders for the Products placed by Distributor with Manufacturer shall be subject to the provisions of this Agreement. Any provision of any "special" order that is inconsistent with this Agreement or that may seek to impose any additional obligations upon Manufacturer shall be null and void unless approved in writing by both parties. Manufacturer will endeavor, so far as it may be practicable for it to do so, to fill such orders, but shall be under no liability to Distributor for any omission to do so, irrespective of the reason, nor shall any partial shipment or shipments against any order impose any liability upon Manufacturer with respect to the undelivered balance of any order.

          5.02 APPLICABLE LAW. All sales made under this Agreement shall be in accordance with and interpreted U.S. law.

          5.03 FORCE MAJURE CLAUSE. Manufacturer shall not be responsible or liable for any loss, damage detention, or delay caused by fire, strike, civil or military authority, governmental restrictions or controls, insurrection or riot railroad, marine or air embargoes, lockout, tempest, accident, breakdown of machinery, yield problems, delay in delivery of materials by other parties, or any cause which is unavoidable or beyond its reasonable control; nor in any event for consequential damages.

                            ARTICLE 6

           RELATIONSHIP OF THE PARTIES AND WARRANTIES

          6.01 RELATIONSHIP. Distributor is an independent contractor and in no way an agent of Manufacturer, its being expressly agreed that the only relationship created by this Agreement is that of Manufacturer and Distributor. This
Agreement does not form a joint venture or partnership relationship in any form. Distributor agrees not to

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make any representation, promise, guarantee or warranty on
Manufacturer's behalf, except for what is stated in the agreement between the Distributor and customer. The standard Distributor/ Customer agreement shall be approved by the Manufacturer. Distributor further agrees that it has no authority to assume or create any obligation on Manufacturer's behalf, express or implied, regarding Manufacturer's Products or otherwise. Manufacturer only warrants the Products sold by it to Distributor as indicated herein. In no event shall Manufacturer be liable for damages by reason or failure of any products to function properly or for consequential or special damages.

          6.02 MANUFACTURER WARRANTIES. The Manufacturer warrants to the best of its knowledge after reasonable inquiry the following:

          (a) There are no pending or threatened lawsuits affecting the Manufacturer which would materially impact its ability to perform under the terms and conditions of this Agreement;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach of any other term, condition or provision or constitute a default under any other Agreement or Contract to which the Manufacturer is bound;

          (c) That it has all rights and interest in the Products, including patents, trademarks and copyrights. In the event that any claim is brought against the Distributor for an infringement of any patent, trademark or copyright relating to the Products, the Distributor agrees to allow the Manufacturer to direct and control resolution of the claim.

     The Manufacturer shall indemnify and hold harmless the Distributor and the consumer of the Product from any and all damages resulting from any misrepresentation, breach of warranty or covenant, or non-fulfillment of any agreement on the part of the Manufacturer under this Agreement, including but not limited to any claims from patent, trademark or copyright infringement as it pertains to the products.

          6.03 DISTRIBUTOR WARRANTIES. The distributor represents and warrants as follows:

          (a) That the Distributor has all necessary authority to enter into this Agreement and that all corporate authorizations have been obtained.

          (b) That the execution of this Agreement will not violate any rule, statute or laws of the Territory.

          (c) That the execution of this Agreement by the Distributor will not

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conflict or cause a breach by the Distributor of any contract the
Distributor may be a party to.

The Distributor shall indemnify and hold harmless the Manufacturer and the consumer of the Product from any and all damages resulting from any misrepresentation, breach of warranty or covenant, or non-fulfillment of any agreement on the part of the Distributor under this Agreement.

          6.04 INSURANCE Both the Manufacturer and the Distributor agree to carry, at their sole expense, a $1,000,000 comprehensive public liability insurance policy insuring them for claims, actions or demands made by a third-party that may arise from each parties or performance under this Agreement or from defective products. Each party shall be named as an additional insured.
The insurance required under this paragraph may be in the form of a blanket liability coverage so long as the blanket policy does not reduce the limits or reduce the coverage. The parties shall cause a Certificate evidencing such insurance to be issued within thirty (30) days from a request of a party. The insurance policies shall contain a provision that the coverage's afforded under the policies will not be cancelled, not renewed, or materially altered until at least thirty (30) days prior written notice has been given.

                            ARTICLE 7

                       RECORDS AND REPORTS

          The Distributor shall maintain a complete record of all Products sold or leased by the Distributor and furnish such data to Manufacturer upon its request. The Distributor agrees to permit the Manufacturer to inspect, within ten (10) days written notice, any related records and documents upon its request.

                            ARTICLE 8

                         CUSTOM PRODUCTS

          Custom products, for purpose of Agreement, are defined as products which have specific function unique to a customer. All orders for custom products must be approved in writing by Manufacturer prior to acceptance by Distributor. Thereafter, Distributor will promptly notify Manufacturer of any circumstances which may affect that order and Manufacturer will keep Distributor informed of its progress in fulfilling such order.

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                            ARTICLE 9

                      TERM AND TERMINATION

          9.01 TERM. This Agreement shall remain in full force and effect for a period of five (5) years from the Effective Date hereof, or until such earlier date as of which it may be terminated as hereinafter provided. If for any reason whatsoever the relations between the parties shall continue beyond the said term hereof without written formal agreement as to the terms and conditions thereof, such continuance of relations shall not be deemed a renewal or extension of said term beyond the said expiration date and the same shall be subject to immediate termination upon notice by either party to the other, but shall in all respects be deemed to be subject to terms and conditions identical with those contained herein. Manufacturer and Distributor shall meet for an evaluation of Distributor's sales efforts after 6 months from the date of the product being approved by each Gaming jurisdiction's regulatory department, to determine that sufficient sales and marketing efforts are being put forth by Distributor. Should it be determined that sales and marketing efforts are insufficient, it will be deemed as termination for insufficient efforts. Should termination for insufficient efforts occur, the Distributor shall continue to invoice, receive and share revenues on the product placed by Distributor for two (2) years following the date of termination, or until the product is removed by end user, whichever occurs first.

          9.02 TERMINATION FOR CAUSE. If either party hereto shall fail to perform any of the material obligations imposed upon it hereunder, the other party shall have the right as its option, to terminate this Agreement by giving thirty (30) days' written notice. The party alleging breach of this Agreement shall have thirty (30) days from the date of receipt of notice to cure such breach. Failure to cure shall cause this Agreement to terminate within thirty (30) days of receipt of notice. In the event of a termination due to Distributor breach, Manufacturer reserves the right to purchase from the Distributor and the Distributor shall sell to Manufacturer any Products not sold which the Distributor may have on hand, at the time of such termination. Such repurchase, If any, shall be at the same price the Products were originally purchased by the Distributor, less a ten percent (10%) repurchasing and shipping discount.

          9.03 ASSIGNMENT OF ORDERS UPON TERMINATION. Upon termination or expiration of this Agreement for any cause whatsoever, Manufacturer will, subject to all the terms hereof, complete its obligations hereunder as to any orders received from the Distributor and accepted by Manufacturer prior to the termination or expiration of this Agreement. One year thereafter, Manufacturer or a new Distributor may complete any transaction inaugurated by Distributor but not therefore resulting in an accepted order. Upon such termination or expiration the Distributor shall immediately discontinue all promotion and advertising with respect to Manufacturer's Products.

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          9.04     CONTINUED OBLIGATIONS.  Neither the expiration nor
the termination of this Agreement shall release either party from the obligation to pay any sum that may be owing or from the obligation to perform any other duty or to discharge any other liability that has been incurred prior thereto. Subject to the provisions of the immediately preceding sentence, however, neither party shall by reason of the expiration or termination of this Agreement be liable to the other for compensation or damage on account of the loss of present or prospective profits on sales or anticipated sales, or expenditures, investments, or commitments made in connection therewith or in connection with the establishment, development or maintenance of Distributor's or Manufacturer's business or goodwill. In addition, Distributor and Manufacturer agree that each party shall receive all funds, due or received, under placed equipment on lease and/or sale until the expiration of leases or removal of Product by customer.

          9.05 GROUNDS FOR IMMEDIATE TERMINATION. Either party shall be entitled to immediately terminate this Agreement by notice in writing to the other for any of the following events:

          (a)      A of petition of bankruptcy or insolvency;

          (b)      Any adjudication of any bankruptcy or insolvency;

          (c) The filing of any petition seeking reorganization or readjustment or arrangement of the business under any law relating to bankruptcy or insolvency;

          (d) The appointment of a receiver for all or substantially all of the property of either party;

          (e) The making of any assignment or attempted assignment for the benefit of creditors;

          (f) The institution of any proceeding for the liquidation or winding up of business or for the termination of its corporate charter.

                           ARTICLE 10

                     EXTRA-TERRITORIAL SALES

          Without prior written consent of Manufacturer in each instance, Distributor shall not, directly or indirectly, offer for resale, sell or ship Products and/or replacement parts outside of the Territory. Inquiries from customers or potential customers outside the Territory shall be promptly referred to Manufacturer, who will reply in writing if the

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Distributor may pursue.  Likewise, Manufacturer agrees that inquiries received from customers or potential customers in the Territory shall be referred to Distributor.

                           ARTICLE 11

                         PRODUCT CHANGES

          Manufacturer reserves the right, from time to time, without incurring any obligation to Distributor to discontinue any Products or type thereof, to alter the design or construction thereof, and/or add new and additional types thereof to its line and in the event of any such action on Manufacturer's part, it shall give Distributor no less than ninety (90) day notice thereof. Any product change shall not affect any pending orders placed by Distributor.
          In the event the Manufacturer terminates any Product subject to this Agreement, the Distributor shall have the right of first refusal to purchase the proprietary rights in the Products so discontinued, based upon the same terms and conditions as offered by Manufacturer to a third party. This right of first refusal shall be effective for only one year after the election to terminate a Product is made by the Manufacturer and must be exercised within thirty (30) days after the manufacturer notifies the Distributor of the terms of any offer.

                           ARTICLE 12

                     MARKET REPRESENTATIONS

          Distributor acknowledges and agrees that Manufacturer has made no statements or representations as to the size of the market for the Products or as to the amount of profits to be received by Distributor. Distributor acknowledges that in entering into this Agreement it is relying entirely on its own estimate as to the market for the Products, but warrants no level of sales upon which Manufacturer may rely.

                           ARTICLE 13

    13.01 CONFIDENTIALITY.

          Distributor agrees to hold all marketing, sales, business and technical information regarding Manufacturer, its products or its customers ("Confidential Information" more specifically defined herein below) in the strictest confidence and disclose no such information to any third party during the term of this Agreement and for three (3) years after its termination or cancellation.

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    13.02 DISCLOSURE OF CONFIDENTIAL INFORMATION.

               (a) DEFINITION. "Confidential Information" shall also mean and include any product information, technical data, know-how, specifications, processes, drawings, sketches, formulas, computations and any other information of any kind whatsoever, whether written or not, concerning any process, manufacture, composition of matter, plant, design, idea, method, system or plan in which the Manufacturer has a possessory interest and which becomes known to Distributor.

    "Confidential Information" shall also mean and include any accounting, sales, advertising, marketing or management information, methods or techniques, any business plans, any computer programs and routines of the Manufacturer and any other information of any kind whatsoever, whether written or not, concerning, directly or indirectly, the Manufacturer, its plans, programs or operations, which information is not generally known in the businesses or industries in which the Manufacturer is or may become engaged during Distributor's term of this Agreement.

    The term "Confidential Information" includes all property rights in the Products, including related trade names, trademarks, logo types, insignia, trade designs, trade secrets, patents, copyrights, product designs, materials, operating methods and/or procedures, control systems, marketing secrets, consensual engineering and product evaluations and or reviews related to the Product.

               (b) RESTRICTION ON USE. Any Confidential Information received or developed by Distributor shall be used only in the conduct by the Distributor of carrying out the objections and terms of the Distributorship Agreement. Such Confidential
Information shall not be used by Distributor for any other purpose unless otherwise directed or authorized in writing by the Manufacturer.

               (c) PROTECTION OF CONFIDENTIAL INFORMATION. The Manufacturer and the Distributor expressly recognize and acknowledge that any Confidential Information disclosed to or developed by Distributor will not, at any time either during the term of this Agreement, or three years thereafter, in any manner, either directly or indirectly be disclosed, or communicated to any person, firm or corporation, or any other business entity by the Distributor, nor shall the Distributor use for his own benefit or for any other purpose than the exclusive benefit of the Manufacturer, its subsidiaries, successors, or assigns, Confidential Information or any information whatsoever concerning matters affecting or relating to the business of the Manufacturer which the Distributor knows or has reason to know would be valuable to competitors or potential competitors of the Manufacturer, including but not limited to, Confidential Information or information relating

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to the Manufacturer's relationships with actual or potential customers or suppliers and to the needs and requirements of any such actual or potential customers, not including any information which is in the public domain provided that such information was not public by reason of a breach of this article by the Distributor or any other third-party who is under a covenant not to disclose such Confidential Information. Furthermore, but not by way of limitation of the foregoing, the Distributor shall not
(i) make known to any firm, person or corporation the names or addresses of any of the customers of the Manufacturer or any other information pertaining to them or (ii) call on, solicit, or take away or attempt to call on, any of the customers of the Manufacturer on whom the Distributor called or with whom he became acquainted during this Agreement, either for itself or for any other person, firm or corporation.

               (d) RETURN OF CONFIDENTIAL INFORMATION. Upon the Manufacturer's request, the Distributor shall return (or destroy if requested by the Manufacturer) to the Manufacturer all originals and copies of all documents pertaining to the Confidential Information, including records, descriptions, modifications, negatives, drawings, adaptations, or preliminary drafts. The Distributor shall, upon request of the Manufacturer, sign an affidavit acknowledging the compliance of this paragraph.

    13.03 DAMAGES (REMEDIES OF MANUFACTURER UPON BREACH OF AGREEMENT). In the event of any breach of this Agreement by the Distributor, Manufacturer shall have all the remedies available to it in law or equity. Without limiting the generality of the foregoing, and in addition to any other remedy available to it, Manufacturer shall have the immediate right to seek and obtain injunctive relief enjoining such breach, it being hereby acknowledged by the Distributor that Manufacturer's other legal remedies are inadequate to compensate Manufacturer for the loss which it would suffer as a result of any breach of the Agreement.

    13.04 OWNERSHIP. The parties agree that ownership of the Confidential Information shall remain vested with the Manufacturer and the Distributor agrees to execute any and all necessary documents to effectuate this result. The parties agree that the client list and list of contact persons shall remain sole property of the Distributor.

                           ARTICLE 14

          NON ASSIGNMENT AND NOTICE OR CERTAIN CHANGES

          Without Manufacturer's prior written consent, neither this Agreement nor any interest therein shall be transferable or assignable by Distributor, by operation of law or otherwise. Distributor shall immediately notify Manufacturer in writing of any

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substantial change in the ownership, financial interests or active management of Distributor. Manufacturer may assign this agreement to a subsidiary or successor in interests.

                           ARTICLE 15

                GOVERNMENTAL PERMITS AND LICENSES

          Distributor shall obtain at its own expenses all necessary governmental permits/licenses for but not limited to the importation, sale , installment, operation, repair, maintenance and bear the cost such as, but not limited to import duty and any other related taxes imposed into the Territory of the Products purchased by Distributor. Manufacturer shall pay for any permits, licenses or taxes specifically applicable to Manufacturer.

                           ARTICLE 16

                   USE OF NAME AND TRADE-MARKS

          Distributor shall not use in its corporate firm or business name or allow to be used by others, insofar as it may have any power to prevent such use the name "CASINOVATIONS" or any other trade name or trade-mark adopted by Manufacturer on or for its business or Products or any words or names or combination of words or names closely resembling any of them provided; however, that during the term hereof Distributor shall have the right to and shall indicate to the public and to the trade by names of advertising, pamphlets, letterheads or other media for the purpose of selling the Products in and for the Territory that the Distributor is the authorized distributor of the Products. Upon the expiration or termination of this Agreement, Distributor, forthwith shall discontinue the use of the name "CASINOVATIONS" and of any other name or names or any combination of words or design or trade-mark or trade names that would indicate or tend to indicate that Distributor was or is a distributor of the Products.

                           ARTICLE 17

                 NO LICENSES IMPLIED OR GRANTED

          No licenses are granted or implied by this Agreement under any intellectual property owned or controlled by Manufacturer or under which Distributor has any rights except the right to buy, sell and deal in the Products furnished by Manufacturer. No rights to manufacture are granted by this Agreement. Distributor agrees that it will not

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remove or alter Manufacturer's patent number or other marks affixed to the Products or permits the same to be done.

                           ARTICLE 18

                          MISCELLANEOUS

          18.01 WAIVER. The failure of either party at any time to require performance by the other party of any provisions hereof shall in no way affect the full to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provisions hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

          18.02 BINDING VERSION. The official and binding version of this Agreement shall be English irrevocable of the language into which it may be translated.

          18.03 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile or mail and shall be deemed to have received if personally served when served, if mailed on the fifth business day after deposit in the U.S. mail, as the case may be, with airmail postage prepaid and properly addressed. For purposes hereof the address of the parties hereto (until a change thereof is given as provided in this Section) will be as follows:

     Manufacturer:                 Distributor:

     CASINOVATIONS INCORPORATED    GAMING 2000 LLC
     5240 S. Eastern Avenue        3237 Tompkins Avenue
     Las Vegas, Nevada 89119 USA   Las Vegas, NV 89103
     Attn: Mr. Steven J. Blad      Attn: Mr. William O'Hara
     Phone:   1-702-733-7195       Phone:  702-440-4263
     Fax:     1-702-733-7197       Fax:    702-891-9775

          18.04     GOVERNING LAW.  This Agreement shall be
governed and construed in accordance with the laws of the state of Nevada excluding any law or principle which would apply the law of any other jurisdiction.

          18.05 ARBITRATION. Both parties herein agree to the following method of the arbitration (other than disputes requiring injunctive relief):

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          (a)       Any dispute, issue, or difference of opinion
arising from parties hereto out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the United States in accordance with the Commercial Arbitration Rules of The Arbitration Association, unless otherwise agreed between the parties. The award rendered by arbitrator(s) shall be final and binding upon both parties.

          (b) If applicable, the parties shall have the right to conduct discovery, provided that the arbitrator(s) may order that any particular discovery initiated by a party be taken if the arbitrator(s) determine that such discovery is reasonably necessary for the presentation of the requesting party's case.

          (c)       The language of the arbitration shall be English.

          (d) In the event of arbitration concerning this Agreement, the prevailing party in such proceeding shall be entitled to reimbursement from the other party for all reasonable attorneys' fees and costs incurred with respect to such proceeding.

          (e) This provision 18.05 shall survive the expiration or termination of this agreement for a period of three (3) years.
Each party agrees that no claim may be brought under this agreement after a period of three (3) years.

          18.06 EXECUTION. This Agreement shall not be effective nor binding upon either party until signed on its behalf by an authorized officer, nor shall any modification, renewal, termination or waiver of any of the provisions herein contained, or any future representation, promise condition or waiver in connection with the subject matter hereof be binding upon either party unless made in writing and executed by such party in the same manner.

          18.07 INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior writings and discussions between them and neither party shall be bound by any terms, conditions, definitions, warranties or representations other than as expressly provided herein or as duly forth on or subsequent to the date hereof in writing signed by the party to be bound thereby.

                               14

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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their authorized representatives.


Manufacturer:                    Distributor:

CASINOVATIONS INCORPORATED       GAMING 2000 LLC, INC.


/s/ Steven J. Blad               /s/ William O'Hara
----------------------------     ------------------------------
(Signature)                      (Signature)
By:    Mr. Steven J. Blad        By:    Mr. William O'Hara
Title: President and COO         Title: President and CEO

Date:  May 28, 1998              Date:  May 28, 1998
     -----------------------     ------------------------------

                               15

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                           SCHEDULE 1

                            PRODUCTS



The product appointed by this Exclusive Distributor Agreement shall be the Fantasy 21 Table Game. One set consists of a Fantasy 21 display, one set of speakers, one table felt and one sign.

                               16

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                           SCHEDULE 2

                            TERRITORY


The Territory shall consist of the United States of America ,
Canada, Cruise ships, Territories of the United States, and the Caribbean Islands.

                               17

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                           SCHEDULE 3

                              PRICE

     The minimum price to the end user shall be $550 USD per month. The distribution of payment to Manufacturer and Distributor shall be as set forth in the following table:

MONTH          % TO MANUFACTURER   % TO DISTRIBUTOR

1-5                    75                 25
6-36*                  60                 40
Thereafter             50                 50

Should Distributor lease product for above the minimum price, percentage split shall remain as above until Manufacturer has been paid a total of $2062.50, then the percentage split shall revert to 60%/40%.

*Should Distributor, at its option, allow the 13th month to customer at no charge, there will be no payment or split for that month.

     The Distributor shall pay all customs, entry, or any duty, license fees or taxes incurred by or associated with the entry of the goods in the country of destination or the export of the goods from the country of its manufacture, including all excise taxes, sales tax and use tax.

                               18
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